WORLDPORT CEASES INVESTMENT IN U.K. HOSTING OPERATIONS


CHICAGO, IL, MARCH 26, 2002 -- WORLDPORT COMMUNICATIONS, INC. (OTCBB: WRDP), announced today that its Board of Directors has made the decision that it will make no further investment in the operations of its U.K. subsidiaries, Hostmark World Limited and Hostmark UK Limited. The Hostmark subsidiaries currently operate Worldport's Managed Hosting Services business in the United Kingdom. Both Hostmark subsidiaries intend to petition for Administration under the United Kingdom Insolvency Act. In an Administration proceeding it is anticipated that an administrator will be appointed for the purpose of reorganizing, finding new investors, selling or liquidating the Hostmark businesses for the benefit of the creditors.

 As a result of these and previously announced actions, WorldPort will no longer have active business operations.Worldport anticipates that it will seek new acquisition and investment opportunities in the future. It has not identified a specific industry on which it intends to initially focus and it has no present plans, proposals, arrangements or understandings with respect to the acquisition of any specific business.

The Company expects to release its fourth quarter and 2001 financials and to file its Form 10-K by April 1,2002.

This press release may contain certain statements of a forward-looking nature relating to future events or business performance. Any such statements that refer to Worldport's future business, operating results or other non-historical facts are forward-looking and reflect Worldport's current perspective of existing trends and information. Examples of forward looking statements include statements regarding Worldport's plans for the Hostmark entities and Worldport's anticipated recovery as a result of any future Hostmark activities. These statements involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, potential difficulties in the Hostmark administration proceedings; claims by Hostmark creditors against Worldport; the risk of loss of key personnel; diversion of management attention from other business concerns; and factors detailed in Worldport's Form 10-K Annual Report, as amended, filed with the Securities and Exchange Commission. These statements speak as of the date of this release, and Worldport undertakes no obligation to update these statements in light of future events or otherwise.


Contact:
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Investor Relations
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847 353  7253
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